UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2024

NewAmsterdam Pharma Company N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-41562	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Gooimeer 2-35 Naarden The Netherlands	1411 DC
(Address of principal executive offices)	(Zip Code)

+31 (0) 35 206 2971

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Ordinary Shares, nominal value €0.12 per share	NAMS	The Nasdaq Stock Market LLC
Warrants to purchase Ordinary Shares	NAMSW	The Nasdaq Stock Market LLC

☒ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events.

On December 10, 2024, the Company delivered written notice to Cowen and Company, LLC (“Cowen”) and TD Securities (USA) LLC (“TD Cowen”), an affiliate of Cowen, that it was suspending and terminating the prospectus supplement, dated August 9, 2024 (the “ATM Prospectus”), relating to the sale of up to $150 million of the Company’s ordinary shares, nominal value €0.12 per share (the “Ordinary Shares”), that may be issued and sold pursuant to the Amended and Restated Sales Agreement, dated August 9, 2024, by and among the Company, Cowen and TD Cowen (the “Sales Agreement”). The Company will not make any sales of its Ordinary Shares pursuant to the Sales Agreement, unless and until a new prospectus, prospectus supplement or registration statement is filed. Other than the termination of the ATM Prospectus, the Sales Agreement remains in full force and effect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewAmsterdam Pharma Company N.V.

By:	/s/ Michael Davidson
Michael Davidson
Chief Executive Officer

Dated: December 10, 2024